Exhibit 10.4(c)

NONQUALIFIED

STOCK OPTION AGREEMENT

THIS OPTION AGREEMENT is made as of the ____day of _________,_____, (the "Option Date") between Encore Medical, Inc., a Minnesota corporation (the “Company”), and _________________________, an employee of the Company (the “Optionee”).

The Company desires to afford the Optionee an opportunity to purchase shares of its Common Stock, of the par value of $0.01 per share (the “Common Stock”), as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

1.            Grant of Option. The Company hereby grants to the Optionee the right and option (hereinafter called the “Option”) to purchase from the Company all or any part of an aggregate amount of ____________ shares of the Common Stock of the Company on the terms and conditions herein set forth. For all purposes, this Option shall be a non-qualified stock option.

2.            Purchase Price. The purchase price of the shares of Common Stock pursuant to this Option shall be $_______ per share.

3.            Term of Option. The term of this Option shall be for a period of ten (10) years from the date hereof (the "Option Date"), subject to earlier termination as hereinafter provided.

4.            Vesting of Option. Subject to the terms and conditions hereof, this Option may be exercised during its term as follows:

(a)	From and after the Option Date, the Option may be exercised as to one-third (1/3) of the Shares (rounded down to the next whole number of shares); and

(b)	From and after the first anniversary of the Option Date, the Option may be exercised as to an additional one-third (1/3) of the Shares (rounded down to the next whole number of shares); and

(c)	From and after the second anniversary of the Option Date, the Option may be exercised as to all remaining Shares.

5.            Non-Transferability. The Option shall not be transferable other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by the Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way; shall not be assignable by operation of law; and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

6.            Termination. This Option is exercisable by the Optionee as provided in paragraph 3 above but only while the Optionee continues to serve as an employee of the Company; provided, however, that in the event Optionee ceases to be an employee of the Company for any reason, including the death of the Optionee, the Optionee or his or her personal representative (or the person or persons to whom the Optionee’s rights under the Option shall pass by will or by the laws of descent and distribution) may exercise the Option (to the extent that the Optionee shall have been entitled to do so at the date he or she ceases to be an employee of the Company) for a period of thirty days after such cessation or the expiration of the stated term of the Option, whichever period is shorter.

None of the provisions of this Agreement shall be considered to permit, under any circumstances, the exercise of this Option, by any person, after the Expiration Date.

7.            Method of Exercise. Subject to the terms and conditions of this Option Agreement, Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be signed by the person exercising the Option and be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Company’s Board of Directors and consistent with applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and applicable withholding taxes. As determined by the Company’s Board of Directors at the time of grant or exercise in its sole discretion, payment in full or in part may also be made in the form of Stock already owned by the Optionee that is not Restricted Stock (which in the case of Stock acquired upon the exercise of an option have been owned for more than six months on the date of surrender) by delivery of shares of Common Stock of the Company with a fair market value equal to the purchase price or by a combination of cash and such shares whose fair market value shall equal the purchase price. No shares of stock shall be issued until full payment therefore has been made. For purposes of this paragraph, the “fair market value” of the Common Stock of the Company shall be established in the manner set forth by the Company’s Board of Directors. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person exercising the Option, or if the Optionee elects, in the name of the Optionee and one other person as joint tenants, and shall be delivered as soon as practicable after written notice shall have been received. An Optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the Option when the Optionee has given written notice of exercise and has paid in full for such shares. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

8.            General. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

9.            Status. Neither the Optionee nor the Optionee’s executor, administrator, heirs or legatees shall be or have any rights or privileges of a shareholder of the Company in respect of the shares transferable upon exercise of the Option, unless and until certificates representing such shares shall be endorsed, transferred and delivered and the Optionee’s name has been entered as the shareholder of record on the books of the Company.

10.            Company Authority. The existence of the Option herein granted shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure of its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock of the Company or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.            Disputes. As a condition of the granting of the Option herein granted, the Optionee agrees, for the Optionee and the Optionee’s personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Board of Directors of the Company and that any interpretation by the Board of Directors of the terms of this Agreement shall be final, binding and conclusive.

12.            Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successor of the parties hereto.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the day and year first above written:

ENCORE MEDICAL, INC.

By
President

OPTIONEE

Type name of Optionee here